Exhibit 10.3

SALES CONTRACT
NR. 01017-01
DD 09/07/2015

ARTICLE 1:PARTIES

SELLER: FELLAZO CORP. WITH ITS PRINCIPAL OFFICE LOCATED AT STR. MALINA-MICA, NR 68/11- 419, CHISINAU, REPUBLIC OF MOLDOVA, 2025.

BUYER: PERSIC-ADV, LTD WITH ITS PRINCIPAL OFFICE LOCATED AT ST. VASILE LUPU, 34, CHISINAU, REPUBLIC OF MOLDOVA, 2008.

ARTICLE 2: SUBJECT AND PRICE

The subject of hereby this contract is Seller is the manufacturer and distributor of billboard banners, designer film advertisements, vinyl car ornaments and thermal transfer images ("Products"). Where Buyer wishes to purchase from Seller, and Seller wishes to sell to Buyer, such products, solely upon the terms and conditions contained in this Sales Contract unless other is mutually agreed.

The price of such products has to be in the invoice and cannot be changed by Seller, unless parties have agreed to others. The execution of this contract will be in accordance to the purchase order from Buyer. This contact does not have a limit of selling and ordering of the products.

ARTICLE 3: DELIVERY OF THE PRODUCT

Any delivery is anticipated under this Contract. The products will be accepted in the Seller's office.

ARTICLE 4: EXECUTION OF ACCEPTANCE

The Seller offers the acceptance of the products period in 30 (thirty) days after the date of the order and reserves the right to extend this period for 10 days more with a written notification. The seller is liable to notify the Buyer if they fail to manufacture the products in the specified time due to inventory stock outs or the like commercial possibilities, unexpected circumstances or force majeure preventing the acceptance of the products.

ARTICLE 5: STATEMENT AND UNDERTAKINGS OF BUYER

Buyer must check the products whether there is any crush, breakage and ripped wrapping or any other damage. The products will be accepted that it is in good condition. After accepting, care of the product belongs to Buyer.

ARTICLE 6: STATEMENT AND UNDERTAKINGS OF SELLER

SELLER has liability that mentioned product must be in good condition, complete, match with the qualifications being said in order.

ARTICLE 7: PROPERTIES OF MENTIONED PRODUCT

Product's kind and type, quantity, color, and all taxes included sale price are the same with on sell sheet on Buyer in invoice of inseparable part of this agreement. SELLER is not responsible for changing in price updating arising from technical reasons.

ARTICLE 8: DUE DATED PRICE

The price of the product arranged according to the installments is present in the invoice content.
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ARTICLE 9: ADVANCE PAYMENT AMOUNT

The advance payment of the product is provided in the invoice if Parties agree such condition.

ARTICLE 10: THE PRODUCTS THAT WITHDRAWAL RIGHTS DO NOT APPLY.

The products, which are unpacked, used, washed, original labels and tags removed cannot be returned.

ARTICLE 11: MISCELLANEOUS

This Contract contains the entire agreement between the parties and supersedes and replaces all such prior agreements with respect to matters expressly set forth herein. No modification shall be made to this Contract except in writing and signed by both parties. This Contract shall be binding upon the parties and their respective heirs, executors, administrators, successors, assigns and personal representatives.

IN WITNESS WHEREOF, the parties have executed this Contract as of the day and year first above written.

SELLER: FELLAZO CORP.                         /s/ Galina Hripcenco
                                              ---------------------------------


BUYER: PERSIC-ADV, LTD                        /s/ Viorica Liviu
                                              ---------------------------------

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